PROFORMANCE

Second Quarter 2016
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Self Storage Property Portfolio

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Same Store Performance Summary

17	Schedule 6 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

18	Schedule 7 - Selected Financial Information

19	Glossary

August 8, 2016

National Storage Affiliates Trust Reports Second Quarter 2016 Results; Net Income Increases $5.9 million; Core FFO per Share Increases 27.3%; Same Store NOI Increases 10.8%; Acquired 25 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2016 results.
Second Quarter 2016 Highlights

•	Net income was $6.0 million for the second quarter of 2016, an increase of $5.9 million compared to $0.1 million for the second quarter of 2015.

•
Core funds from operations ("Core FFO") was $14.7 million, or $0.28 per share, for the second quarter of 2016, an increase of 27.3% per share compared to $8.5 million, or $0.22 per share, for the second quarter of 2015.

•	Same store revenues were $31.8 million for the second quarter of 2016, an increase of 8.5% compared to $29.3 million for the second quarter of 2015.

•	Same store NOI was $21.6 million for the second quarter of 2016, an increase of 10.8% compared to $19.5 million for the second quarter of 2015.

•	Acquired 25 self storage properties during the second quarter of 2016 for approximately $199 million.
Arlen Nordhagen, Chief Executive Officer, commented, "Our second quarter results continue to demonstrate the benefit of our high quality portfolio and differentiated strategy that drives both internal and external growth. On the property operations front, second quarter same store average occupancy was up 340 basis points year-over-year, which drove second quarter same store revenue growth of 8.5% and same store NOI growth of 10.8%. Additionally, our unique PRO structure continues to lend itself to our highly accretive acquisitions, which were instrumental in driving very strong FFO per share growth, up more than 27% over the same period last year.”
Mr. Nordhagen continued, “We also took steps to strengthen the Company's balance sheet by expanding and extending our credit facility, and closing on an additional $100 million term loan with a seven-year maturity. In early July, we completed our first follow-on offering of our common shares, generating over $230 million of net proceeds which will provide NSA additional capital for continued growth. Finally, given our portfolio’s significant growth over the past year, we have increased our second quarter 2016 common share dividend by 10% compared to the first quarter of 2016."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,
	2016	2015
Net income	$6,045	$93

Funds From Operations ("FFO")(1)	$12,830	$6,838
Add back acquisition costs, organizational and offering expenses and loss on early extinguishment of debt	1,844	1,633
Core FFO(1)	$14,674	$8,471

Earnings (loss) per share - basic	$0.32	$0.22
Earnings (loss) per share - diluted	$0.08	$—

FFO per share and unit(1)	$0.25	$0.18
Core FFO per share and unit(1)	$0.28	$0.22

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
Year-over-year, second quarter 2016 basic earnings per share increased $0.10 per share and diluted earnings per share increased $0.08 per share. The increases in basic and diluted earnings per share primarily resulted from a $5.9 million increase in net income, driven by incremental NOI generated by self storage properties acquired subsequent to July 1, 2015 and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense, and acquisition costs.
Year-over-year, second quarter 2016 FFO per share increased 38.9% and Core FFO per share increased 27.3%. The increases in FFO and Core FFO were primarily the result of $8.0 million of incremental NOI from 73 self storage properties acquired between July 1, 2015 and June 30, 2016 and same store NOI growth of $2.1 million, partially offset by a $3.0 million increase in distributions to subordinated performance unitholders and a $1.0 million increase in interest expense.
Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended June 30,
	2016	2015	Growth
Total revenue	$47,284	$31,650	49.4%
Property operating expenses	15,457	10,826	42.8%
Net Operating Income (NOI)	$31,827	$20,824	52.8%

Average Occupancy	90.4%	87.7%	2.7%
Average annualized rental revenue per occupied square foot	$10.98	$10.58	3.8%
NSA's total portfolio included 318 self storage properties, approximately 18.7 million rentable square feet, with period-end occupancy of 91.6% as of June 30, 2016.

Year-over-year, second quarter 2016 total revenues increased 49.4%, driven by $12.0 million of incremental revenues from 73 self storage properties acquired between July 1, 2015 and June 30, 2016 and a $2.5 million increase in same store total revenues, as discussed in greater detail below.
Second quarter 2016 total property operating expenses increased 42.8% year-over-year, resulting from $4.1 million of incremental property operating expenses generated by 73 self storage properties acquired between July 1, 2015 and June 30, 2016, and an increase of $0.4 million in same store property operating expenses.
Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended June 30,
	2016	2015	Growth
Total revenue	$31,787	$29,306	8.5%
Property operating expenses	10,219	9,834	3.9%
Net Operating Income (NOI)	$21,568	$19,472	10.8%
NOI Margin	67.9%	66.4%	1.5%

Average Occupancy	90.9%	87.5%	3.4%
Average annualized rental revenue per occupied square foot	$11.03	$10.55	4.5%
NSA's same store portfolio included 222 self storage properties, approximately 12.3 million rentable square feet, with period-end occupancy of 92.2% as of June 30, 2016.
Year-over-year, second quarter 2016 same store total revenues increased 8.5%. Second quarter 2016 revenue increases were driven by a 340 basis point increase in average occupancy, combined with a 4.5% increase in average annualized rental revenue per occupied square foot. Same store property operating expenses were $10.2 million for the second quarter of 2016, an increase of 3.9% compared to $9.8 million for the second quarter of 2015.
Investment Activity
During the second quarter of 2016, NSA invested approximately $199 million in the acquisition of 25 self storage properties located throughout nine states. These second quarter acquisitions encompass approximately 1.9 million rentable square feet configured in over 19,000 storage units. These acquisitions included a portfolio of 14 self storage properties from parties related to Hide-Away Storage Services, Inc. ("Hide-Away") of Sarasota, Florida, culminating in the addition of Hide-Away as the Company's seventh PRO.
Subsequent to June 30, 2016, NSA acquired 26 additional self storage properties for a total investment of approximately $167.6 million encompassing approximately 1.8 million rentable square feet configured in over 15,000 storage units.

Capitalization Activity
On May 6, 2016, NSA entered into an agreement with a syndicated group of lenders to modify its credit facility, increasing total capacity to $675 million, bringing terms to market and extending maturities, including the reallocation of $325 million of NSA's credit facility borrowings to five and six year term loan tranches. As of June 30, 2016, NSA's credit facility had an outstanding principal balance of $434.9 million, including $109.9 million outstanding under its revolving line of credit. NSA's credit facility had a weighted average effective interest rate of 2.55% as of June 30, 2016.
In addition, on June 30, 2016, NSA entered into an agreement with a syndicated group of lenders for a $100 million term loan that matures in seven years, with an effective interest rate of 3.08% as of June 30, 2016.
On July 6, 2016, NSA closed a follow-on offering of 12,046,250 of its common shares, which included 1,571,250 common shares sold upon the exercise in full by the underwriters of their option to purchase additional common shares, at a public offering price of $20.75 per share, resulting in net proceeds to NSA of approximately $237 million. NSA used the net proceeds from the offering to repay outstanding amounts under its revolving line of credit and to acquire self storage properties.
Dividends
On May 26, 2016, NSA's Board of Trustees declared a quarterly cash dividend of $0.22 per common share, which represented a 10% increase over the Company’s first quarter 2016 dividend of $0.20 per common share. The dividend was paid on June 30, 2016 to holders of record on June 15, 2016.
2016 Guidance Update
The following table outlines updates to NSA's guidance estimates for the year ended December 31, 2016:

	Ranges for Full Year 2016
	Low	High
Same store operations (222 stores)
Total revenues	7.0%	7.5%
Property operating expenses	3.0%	4.0%
NOI	8.5%	9.5%

General and administrative expenses (as a percent of revenue)
General and administrative expenses (excluding equity-based compensation)	9.0%	9.5%
Equity-based compensation	1.0%	1.5%

Subordinated performance unit distributions, in millions	$21.0	$23.0

Acquisitions, in millions	$600.0	$750.0

Core FFO per share(1)	$1.06	$1.08

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2016
	Low	High
Earnings (loss) per share - diluted	$0.18	$0.32
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.26	0.11
Add real estate depreciation and amortization	0.91	0.92
FFO attributable to subordinated performance unitholders	(0.36)	(0.37)
Add acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	0.07	0.10
Core FFO per share and unit	$1.06	$1.08
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 8, 2016.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, August 9, 2016 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, August 9, 2016, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:

Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13613621
A replay of the call will be available for one week through Tuesday, August 16, 2016. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming BMO Capital Markets 11th Annual Real Estate Conference in Chicago, Illinois on September 19 - 20, 2016.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 344 self storage properties located in 18 states with approximately 20.5 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ) and the Russell 2000 Index of Companies.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2016, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE
Rental revenue	$45,784	$30,632	$84,285	$58,050
Other property-related revenue	1,500	1,018	2,648	1,891
Total revenue	47,284	31,650	86,933	59,941
OPERATING EXPENSES
Property operating expenses	15,457	10,826	28,734	20,668
General and administrative expenses	4,837	4,187	9,172	7,800
Depreciation and amortization	13,088	9,974	23,980	19,851
Total operating expenses	33,382	24,987	61,886	48,319
Income from operations	13,902	6,663	25,047	11,622
OTHER INCOME (EXPENSE)
Interest expense	(5,844)	(4,824)	(10,785)	(11,806)
Loss on early extinguishment of debt	(136)	(914)	(136)	(914)
Acquisition costs	(1,708)	(719)	(2,996)	(1,318)
Organizational and offering expenses	—	—	—	(58)
Non-operating expense	(169)	(113)	(283)	(204)
Other income (expense)	(7,857)	(6,570)	(14,200)	(14,300)
Net income (loss)	6,045	93	10,847	(2,678)
Net loss (income) attributable to noncontrolling interests	1,325	3,371	(1,267)	6,142
Net income attributable to National Storage Affiliates Trust	$7,370	$3,464	$9,580	$3,464

Earnings (loss) per share - basic	$0.32	$0.22	$0.42	$0.44
Earnings (loss) per share - diluted	$0.08	$—	$0.15	$—

Weighted average shares outstanding - basic	23,078	15,517	23,041	7,802
Weighted average shares outstanding - diluted	73,531	52,565	70,763	26,327

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Real estate
Self storage properties	$1,432,118	$1,147,201
Less accumulated depreciation	(86,891)	(68,100)
Self storage properties, net	1,345,227	1,079,101
Cash and cash equivalents	9,939	6,665
Restricted cash	3,916	2,712
Debt issuance costs, net	3,103	1,923
Other assets, net	14,141	8,648
Total assets	$1,376,326	$1,099,049
LIABILITIES AND EQUITY
Liabilities
Debt financing	$754,661	$567,795
Accounts payable and accrued liabilities	24,755	9,694
Deferred revenue	7,390	5,513
Total liabilities	786,806	583,002
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 23,230,243 and 23,015,751 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	232	230
Additional paid-in capital	252,741	236,392
Retained (deficit) earnings	(120)	11
Accumulated other comprehensive loss	(662)	—
Total shareholders' equity	252,191	236,633
Noncontrolling interests	337,329	279,414
Total equity	589,520	516,047
Total liabilities and equity	$1,376,326	$1,099,049

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income (Loss) to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$6,045	$93	$10,847	$(2,678)
Add (subtract):
Real estate depreciation and amortization	12,935	9,889	23,714	19,695
FFO attributable to subordinated performance unitholders (1)	(6,150)	(3,144)	(10,493)	(6,419)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	12,830	6,838	24,068	10,598
Add:
Acquisition costs	1,708	719	2,996	1,318
Organizational and offering expenses	—	—	—	58
Loss on early extinguishment of debt	136	914	136	914
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$14,674	$8,471	$27,200	$12,888

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	23,078	15,517	23,041	7,802
Weighted average restricted common shares outstanding	19	—	18	—
Weighted average OP units outstanding	24,733	20,208	23,484	19,710
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,415	1,835	1,401
Weighted average LTIP units outstanding (3)	2,558	1,553	2,507	781
Total weighted average shares and units outstanding - FFO and Core FFO	52,223	38,693	50,885	29,694

FFO per share and unit	$0.25	$0.18	$0.47	$0.36
Core FFO per share and unit	$0.28	$0.22	$0.53	$0.43

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote (4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Earnings (loss) per share - diluted	$0.08	$—	$0.15	$—
Impact of the difference in weighted average number of shares(4)	0.04	—	0.06	—
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	—	—	(0.08)
Add real estate depreciation and amortization	0.25	0.26	0.47	0.66
FFO attributable to subordinated performance unitholders	(0.12)	(0.08)	(0.21)	(0.22)
FFO per share and unit	0.25	0.18	0.47	0.36
Add acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	0.03	0.04	0.06	0.07
Core FFO per share and unit	$0.28	$0.22	$0.53	$0.43

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information around the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 8 in Item 1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$6,045	$93	$10,847	$(2,678)
Add:
General and administrative expenses	4,837	4,187	9,172	7,800
Depreciation and amortization	13,088	9,974	23,980	19,851
Interest expense	5,844	4,824	10,785	11,806
Loss on early extinguishment of debt	136	914	136	914
Acquisition costs	1,708	719	2,996	1,318
Organizational and offering expenses	—	—	—	58
Non-operating expense	169	113	283	204
Net Operating Income	$31,827	$20,824	$58,199	$39,273

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$6,045	$93	$10,847	$(2,678)
Add:
Depreciation and amortization	13,088	9,974	23,980	19,851
Interest expense	5,844	4,824	10,785	11,806
Loss on early extinguishment of debt	136	914	136	914
EBITDA	25,113	15,805	45,748	29,893
Add:
Acquisition costs	1,708	719	2,996	1,318
Organizational and offering expenses	—	—	—	58
Equity-based compensation expense (1)	630	1,083	1,228	1,721
Adjusted EBITDA	$27,451	$17,607	$49,972	$32,990

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Self Storage Property Portfolio
(dollars in thousands) (unaudited)

Total Portfolio

	Stores at Period End June 30,		Units at Period End June 30,		Rentable Square Feet at Period End June 30,		Occupancy at Period End June 30,
State	2016	2015	2016	2015	2016	2015	2016	2015	Growth
Oregon	52	50	21,240	19,646	2,707,189	2,466,432	96.0%	95.7%	0.3%
Texas	51	46	20,022	17,823	2,820,828	2,523,155	90.0%	87.3%	2.7%
California	49	28	28,903	16,479	3,644,040	1,996,617	93.4%	88.7%	4.7%
North Carolina	30	27	13,436	12,019	1,655,181	1,490,258	89.2%	88.1%	1.1%
Oklahoma	29	26	13,593	12,227	1,846,840	1,630,374	87.9%	90.1%	(2.2)%
Georgia	19	16	6,371	5,290	837,467	676,776	95.9%	92.9%	3.0%
Florida	16	2	13,331	696	1,126,023	80,556	89.5%	86.8%	2.7%
Washington	14	13	4,789	4,517	602,290	569,945	92.4%	92.7%	(0.3)%
Arizona	14	13	7,890	7,314	924,092	835,842	88.8%	82.2%	6.6%
Colorado	9	8	4,131	3,740	503,696	453,166	98.3%	97.6%	0.7%
New Hampshire	9	3	3,675	1,334	444,400	165,850	93.1%	93.4%	(0.3)%
Indiana	6	—	3,164	—	462,366	—	86.2%	—	—
Louisiana	8	5	3,607	2,192	493,648	298,710	86.2%	88.0%	(1.8)%
South Carolina	4	3	1,210	888	147,530	105,540	94.4%	98.8%	(4.4)%
Other(1)	8	6	3,740	2,559	529,138	355,328	87.4%	80.1%	7.3%
Total/Weighted Average	318	246	149,102	106,724	18,744,728	13,648,549	91.6%	90.0%	1.6%

2016 Acquisition Activity

Acquisitions Closed During the Quarter Ended:				Summary of Consideration
	Stores	Units	Rentable Square Feet		Value of OP Equity	Liabilities Assumed(2)	Other Liabilities	Total Investment
				Cash
March 31, 2016	17	7,633	1,070,540	$63,300	$19,068	$5,861	$584	$88,813
June 30, 2016	25	19,022	1,906,703	61,263	80,986	55,767	1,212	199,228
Total 2016(3)	42	26,655	2,977,243	$124,563	$100,054	$61,628	$1,796	$288,041

(1) Other states in our total portfolio include Alabama, Kentucky, Mississippi and Nevada.
(2) $12.2 million of the mortgages assumed in connection with the self storage property acquisitions were subsequently repaid during the six months ended June 30, 2016.
(3) NSA acquired self storage properties located in Alabama, Arizona, California, Colorado, Florida, Georgia, Indiana, Louisiana, Mississippi, New Hampshire, Oklahoma, Oregon and Texas during 2016.

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2016
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	1.87%	3.85	$109,922
Term loan - 5 year tranche	2.61%	4.85	225,000
Term loan - 6 year tranche	3.15%	5.85	100,000
Term loan - 7 year	3.08%	7.00	100,000
Fixed rate mortgages payable	4.00%	7.60	213,283
Total Principal/Weighted Average	3.05%	5.93	748,205
Unamortized debt issuance costs and debt premium, net			6,456
Total Debt			$754,661

Debt Maturities

	Average Effective Interest Rate on Maturing Debt (1)	Maturities as a Percent of Total Principal	Maturities
2016 3Q	—	—	—
2016 4Q	2.45%	0.9%	6,854
Total Remainder of 2016	2.45%	0.9%	6,854

2017 1Q	2.57%	1.5%	11,086
2017 2Q	—	—	—
2017 3Q	2.55%	0.3%	1,897
2017 4Q	—	—	—
Total 2017	2.57%	1.8%	12,983

2018	2.93%	0.8%	6,143
2019	—	—	—
2020	2.38%	20.0%	149,408
2021	2.65%	30.6%	229,055
2022	3.15%	13.4%	100,000
2023	3.69%	24.2%	181,254
2024	4.21%	2.7%	20,563
Thereafter	4.10%	5.6%	41,945
Total Principal/Weighted Average	3.05%	100.0%	748,205
Unamortized debt issuance costs and debt premium, net			6,456
Total Debt			$754,661

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.8x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.9x
Total Leverage Ratio		< 60.0%	43.9%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of June 30, 2016
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	23,211,153	23,211,153
Restricted common shares	19,090	19,090
Total shares outstanding	23,230,243	23,230,243
Operating partnership units	24,722,135	24,722,135
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	26,556,921	26,556,921
Long-term incentive plan units(2)	2,567,465	2,567,465
Subordinated performance units(3)	10,909,094	15,163,641
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,097,929
Total subordinated partnership units	15,296,093	21,261,570
Total shares and units outstanding	67,650,722	73,616,199

(2) Balances exclude 397,600 long-term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.39 OP units based on historical financial information for the trailing twelve months ended June 30, 2016. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2016 compared to Three Months Ended June 30, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2016	2Q 2015	Growth	2Q 2016	2Q 2015	Growth	2Q 2016	2Q 2015	Growth	2Q 2016	2Q 2015	Growth
Oregon	49	$7,718	$6,866	12.4%	$2,011	$1,909	5.3%	$5,707	$4,957	15.1%	73.9%	72.2%	1.7%
Texas	45	5,160	4,958	4.1%	2,102	1,953	7.6%	3,058	3,005	1.8%	59.3%	60.6%	(1.3)%
California	27	6,543	5,836	12.1%	1,984	1,908	4.0%	4,559	3,928	16.1%	69.7%	67.3%	2.4%
Oklahoma	25	3,046	2,977	2.3%	1,007	1,003	0.4%	2,039	1,974	3.3%	66.9%	66.3%	0.6%
North Carolina	19	2,089	2,012	3.8%	689	674	2.2%	1,400	1,338	4.6%	67.0%	66.5%	0.5%
Georgia	16	1,393	1,263	10.3%	543	557	(2.5)%	850	706	20.4%	61.0%	55.9%	5.1%
Washington	13	1,605	1,472	9.0%	477	443	7.7%	1,128	1,029	9.6%	70.3%	69.9%	0.4%
Arizona	10	1,805	1,664	8.5%	576	560	2.9%	1,229	1,104	11.3%	68.1%	66.3%	1.8%
Colorado	8	1,292	1,221	5.8%	375	367	2.2%	917	854	7.4%	71.0%	69.9%	1.1%
Other(1)	10	1,136	1,037	9.5%	455	460	(1.1)%	681	577	18.0%	59.9%	55.6%	4.3%
Total/Weighted Average	222	$31,787	$29,306	8.5%	$10,219	$9,834	3.9%	$21,568	$19,472	10.8%	67.9%	66.4%	1.5%

		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2016	2Q 2015	Growth	2Q 2016	2Q 2015	Growth	2Q 2016
Oregon	19,635	2,467,249	96.2%	95.7%	0.5%	94.4%	93.3%	1.1%	$13.07
Texas	17,466	2,471,403	90.8%	87.5%	3.3%	88.9%	84.9%	4.0%	9.10
California	15,934	1,946,881	92.8%	88.4%	4.4%	92.3%	86.1%	6.2%	13.85
Oklahoma	11,813	1,573,596	88.0%	90.0%	(2.0)%	88.1%	88.2%	(0.1)%	8.56
North Carolina	8,164	973,283	87.2%	85.7%	1.5%	85.2%	83.5%	1.7%	9.73
Georgia	5,279	676,656	96.1%	92.9%	3.2%	94.8%	89.9%	4.9%	8.36
Washington	4,477	559,725	92.3%	92.7%	(0.4)%	92.5%	91.3%	1.2%	12.13
Arizona	5,941	657,815	88.6%	81.8%	6.8%	86.3%	79.3%	7.0%	12.10
Colorado	3,738	453,166	98.2%	97.6%	0.6%	96.6%	92.8%	3.8%	11.50
Other(1)	3,951	511,651	92.5%	84.3%	8.2%	92.1%	82.0%	10.1%	9.41
Total/Weighted Average	96,398	12,291,425	92.2%	89.9%	2.3%	90.9%	87.5%	3.4%	$11.03

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2016 compared to Six Months Ended June 30, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth
Oregon	49	$14,967	$13,285	12.7%	$4,051	$3,881	4.4%	$10,916	$9,404	16.1%	72.9%	70.8%	2.1%
Texas	45	10,198	9,767	4.4%	4,079	3,789	7.7%	6,119	5,978	2.4%	60.0%	61.2%	(1.2)%
California	27	12,830	11,470	11.9%	4,015	3,791	5.9%	8,815	7,679	14.8%	68.7%	66.9%	1.8%
Oklahoma	25	6,023	5,840	3.1%	1,997	1,964	1.7%	4,026	3,876	3.9%	66.8%	66.4%	0.4%
North Carolina	19	4,086	3,962	3.1%	1,363	1,363	—%	2,723	2,599	4.8%	66.6%	65.6%	1.0%
Georgia	16	2,729	2,465	10.7%	1,103	1,101	0.2%	1,626	1,364	19.2%	59.6%	55.3%	4.3%
Washington	13	3,173	2,869	10.6%	958	902	6.2%	2,215	1,967	12.6%	69.8%	68.6%	1.2%
Arizona	10	3,563	3,263	9.2%	1,138	1,091	4.3%	2,425	2,172	11.6%	68.1%	66.6%	1.5%
Colorado	8	2,496	2,344	6.5%	741	727	1.9%	1,755	1,617	8.5%	70.3%	69.0%	1.3%
Other(1)	10	2,222	2,007	10.7%	915	901	1.6%	1,307	1,106	18.2%	58.8%	55.1%	3.7%
Total/Weighted Average	222	$62,287	$57,272	8.8%	$20,360	$19,510	4.4%	$41,927	$37,762	11.0%	67.3%	65.9%	1.4%

		Rentable Square Feet	Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2016	YTD 2015	Growth	YTD 2016
Oregon	19,635	2,467,249	93.3%	91.7%	1.6%	$12.84
Texas	17,466	2,471,403	88.3%	83.7%	4.6%	9.05
California	15,934	1,946,881	91.5%	85.0%	6.5%	13.70
Oklahoma	11,813	1,573,596	88.1%	87.4%	0.7%	8.48
North Carolina	8,164	973,283	84.0%	82.5%	1.5%	9.66
Georgia	5,279	676,656	94.0%	88.6%	5.4%	8.27
Washington	4,477	559,725	92.3%	90.3%	2.0%	11.98
Arizona	5,941	657,815	84.9%	78.8%	6.1%	12.15
Colorado	3,738	453,166	94.8%	90.2%	4.6%	11.36
Other(1)	3,951	511,651	91.1%	80.5%	10.6%	9.31
Total/Weighted Average	96,398	12,291,425	90.1%	86.3%	3.8%	$10.91

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 6

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Rental revenue
Same store portfolio	$30,815	$28,358	$60,425	$55,461
Non-same store portfolio	14,969	2,274	23,860	2,589
Total rental revenue on our statements of operations	45,784	30,632	84,285	58,050

Other property-related revenue
Same store portfolio	972	948	1,862	1,811
Non-same store portfolio	528	70	786	80
Total other property-related revenue on our statements of operations	1,500	1,018	2,648	1,891

Property operating expenses
Same store portfolio	10,219	9,834	20,360	19,510
Non-same store portfolio	5,238	992	8,374	1,158
Total property operating expenses on our statements of operations	15,457	10,826	28,734	20,668

Net operating income for:
Same Store Properties	21,568	19,472	41,927	37,762
Non-same store Properties	10,259	1,352	16,272	1,511
Net operating income	31,827	20,824	58,199	39,273

General and administrative expenses	4,837	4,187	9,172	7,800
Depreciation and amortization	13,088	9,974	23,980	19,851
Income from operations on our statements of operations	$13,902	$6,663	$25,047	$11,622

Supplemental Schedule 7

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.03	$10.55	$10.91	$10.46
Total portfolio	$10.98	$10.58	$10.76	$10.49

Total Portfolio Capital Expenditures

Recurring capital expenditures	$994	$575	$1,506	$1,079
Revenue enhancing capital expenditures	930	406	930	693
Acquisitions capital expenditures	1,519	55	1,675	142
Total Portfolio Capital Expenditures	$3,443	$1,036	$4,111	$1,914

Total portfolio square feet	18,745	13,649	18,745	13,649
Recurring Capital Expenditures Per Square Foot	$0.05	$0.04	$0.08	$0.08

Property Operating Expenses Detail

Store payroll and related costs	$4,678	$3,163	$8,696	$6,076
Property tax expense	3,418	2,399	6,379	4,562
Other property operating expenses	7,361	5,264	13,659	10,030
Property operating expenses on our statements of operations	$15,457	$10,826	$28,734	$20,668

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,659	$1,774	$4,880	$3,392
Equity-based compensation expense	630	1,083	1,228	1,721
Other general and administrative expenses	1,548	1,330	3,064	2,687
General and administrative expenses on our statements of operations	$4,837	$4,187	$9,172	$7,800

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized quarterly total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LITP units, are a special class of partnership interest in our operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $11.9 million of fair value of debt adjustments and $5.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in our operating partnership which are economically equivalent to our common shares. We also own certain of our self storage properties through other consolidated limited partnership subsidiaries of our operating partnership, which we refer to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to our OP units, which we define as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.

PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of June 30, 2016, our Company had seven PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, and Hide-Away.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: Our same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties we sold or where we completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. Our 2016 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2015, excluding one property where the Company completed a storage space expansion during the year ended December 31, 2015.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in our operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize our PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that they continue to manage on our behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, we believe SP units play a key role in aligning the interests of our PROs with us and our shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to our SP units, which we define as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.